Exhibit 10.2(C)

YAHOO! INC.

1995 STOCK PLAN

NOTICE OF STOCK OPTION GRANT

TO EXECUTIVE

[Name]

[Address]

You have been granted an option to purchase Common Stock of Yahoo! Inc., a Delaware corporation (the “Company”), as follows:

Date of Grant:	[ ]

Vesting Commencement Date:	[ ]

Exercise Price Per Share:	[ ]

Total Number of Shares Granted:	[ ]

Total Price of Shares Granted:	[ ]

Type of Option:	Nonstatutory Stock Option

Term/Expiration Date:	[ ]

Vesting Schedule:	This Option may be exercised, in whole or in part, in accordance with the following schedule: [Vesting provisions to be determined at time of grant]

Post Termination Exercise Period:	This Option may be exercised for a period of ninety (90) days after termination of your employment relationship except as set out in Sections 7 and 8 of the Stock Option Agreement for Executives (but in no event later than the Expiration Date). You understand and agree that termination of your employment relationship for purposes of this Option shall occur on the Termination Date (as defined in Section 6 of the Stock Option Agreement for Executives).

By your signature and the signature of the Company’s representative below, or by indicating your acceptance of this award through the Company’s online acceptance procedure, you and the Company agree that this Option is granted under and governed by the terms and conditions of the 1995 Stock Plan and the Stock Option Agreement for Executives, which are hereby incorporated by reference and made a part of this document.

OPTIONEE:	YAHOO! INC.

By:
[EMPLOYEE NAME]	Chief Executive Officer

YAHOO! INC.

1995 STOCK PLAN

STOCK OPTION AGREEMENT

FOR EXECUTIVES

1.	Grant of Option. Yahoo! Inc., a Delaware corporation (the “Company”), hereby grants to the optionee (the “Optionee”) named in the Notice of Stock Option Grant to Executive (the “Notice of Grant”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”) subject to the terms, definitions and provisions of the 1995 Stock Plan, as amended (the “Plan”), adopted by the Company, which is incorporated in this Stock Option Agreement for Executives (this “Agreement”) by reference. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the definitions set forth in the Plan.

If designated as an Incentive Stock Option in the Notice of Grant, this Option is intended to qualify as an “incentive stock option” as such term is defined in Section 422 of the Code.

2.	Exercise of Option. This Option shall be exercisable during its term in accordance with the vesting schedule set forth in the Notice of Grant (the “Vesting Schedule”) and with the provisions of Sections 9 and 10 of the Plan as follows:

(i)	Right to Exercise.

(a)	This Option may not be exercised for a fraction of a share.

(b)	In the event of the Optionee’s death, disability or other termination of employment, the exercisability of this Option is governed by Sections 6 through 9 below, subject to the limitations contained in Sections 2(i)(c) and (d).

(c)	In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

(d)	If designated as an Incentive Stock Option in the Notice of Grant, in the event that this Option becomes exercisable at a time or times which, when this Option is aggregated with all other incentive stock options granted to the Optionee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the Date of Grant of the option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more incentive stock options during any calendar year, the amount in excess of $100,000 shall be treated as a Nonstatutory Stock Option, pursuant to Section 5(b) of the Plan.

(ii)	Method of Exercise.

(a)	This Option shall be exercisable by delivering notice to the Company or a broker designated by the Company in such form and through such delivery method as shall be acceptable to the Company or the designated broker, as appropriate (the “Exercise Notice”). The Exercise Notice shall specify the election to exercise this Option and the number of Shares in respect of which this Option is being exercised, shall include such other representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan and applicable law, and shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company or the designated broker of such notice accompanied by the Exercise Price.

(b)	As a condition to the exercise of this Option, the Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the exercise of this Option or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

(c)	No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any Stock Exchange. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which this Option is exercised with respect to such Shares.

3.	Continuance of Employment/Service Required. The Vesting Schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of this Option and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Sections 6, 7 and 8 below or under the Plan.

4.	Method of Payment. Payment of the Exercise Price shall be by any of, or a combination of, the following methods at the election of the Optionee: (i) cash; (ii) check; (iii) surrender of other shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Optionee for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (b) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or (iv) delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price; provided that the Administrator may from time to time limit the availability of any non-cash payment alternative.

5.	Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6.	Termination of Relationship.

(i) In the event of termination of the Optionee’s Continuous Status as an Employee or Consultant, the Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”) and after giving effect to any accelerated vesting that may be required in the circumstances pursuant to Section 6(ii) or Section 9, exercise this Option during the Post Termination Exercise Period set out in the Notice of Grant. To the extent that the Optionee was not entitled to exercise this Option at the Termination Date, or if the Optionee does not exercise this Option within the time specified in the Notice of Grant, this Option shall terminate. Further, to the extent allowed by applicable law, if the Optionee is indebted to the Company on the Termination Date, the Optionee’s right to exercise this Option shall be suspended until such time as the Optionee satisfies in full any such indebtedness.

(ii) If the Optionee’s Continuous Status as an Employee or Consultant is terminated by the Company, Parent or any Subsidiary without Cause (as such term is defined below) and other than during the period of twelve (12) months following a Change in Control (as such term is defined in Section 9), any installment of the then-outstanding and unvested portion of the Option that is scheduled to vest within six (6) months following the Termination Date shall become fully vested and shall be exercisable as of the Termination Date in accordance with Section 6(i). Any portion of the Option that is not vested after giving effect to the preceding sentence shall terminate as of the Termination Date.

7.	Disability of Optionee. Notwithstanding the provisions of Section 6 above, in the event of termination of the Optionee’s Continuous Status as an Employee or Consultant as a result of Total Disability, the Optionee may, but only within twelve (12) months from the Termination Date (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option to the extent otherwise so entitled at the Termination Date. To the extent that the Optionee was not entitled to exercise this Option at the Termination Date, or if the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified in this Agreement, this Option shall terminate.

8.

Death of Optionee. Notwithstanding the provisions of Section 6 above, in the event of the death of the Optionee during the period of the Optionee’s Continuous Status as an Employee or Consultant, or within thirty (30) days following the termination of the Optionee’s Continuous Status as an Employee or Consultant, this Option may be exercised, at any time within twelve (12) months following the date of the Optionee’s death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by the Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise this Option at the date of death or, if earlier, the date of termination of the Optionee’s Continuous Status as an Employee or Consultant. To the extent that the Optionee was not entitled to exercise this Option at the date of death or termination, as the case may be, or if the Optionee’s estate or the person who acquired the right to exercise this Option by bequest or inheritance does not exercise such Option (to the extent otherwise so entitled) within the time specified in this Agreement, this Option shall terminate.

9.	Change in Control. The following provisions shall apply in the event of a Change in Control (as such term is defined below):

(i) In the event that, during the period of twelve (12) months following the Change in Control, the Optionee’s employment is terminated by the Company, Parent or any Subsidiary without Cause or by the Optionee for Good Reason (as such terms are defined below), this Option, to the extent then outstanding and not vested, shall become fully vested and exercisable as of the Termination Date in accordance with Section 6.

(ii) For purposes of this Agreement, “Change in Control” shall mean the first of the following events to occur after the Date of Grant:

(A) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its Affiliates (as defined below), but excluding (i) the Company or any of its subsidiaries, (ii) any employee benefit plans of the Company or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (individually a “Person” and collectively, “Persons”), is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates);

(B) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(C) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, provided, however, that a sale of the Company’s search business shall not constitute a Change in Control, regardless of whether stockholders approve the transaction.

(iii) For purposes of this Agreement, “Cause” shall mean termination of the Optionee’s employment with the Company based upon the occurrence of one or more of the following which, with respect to clauses (1), (2) and (3) below, if curable, the Optionee has not cured within fourteen (14) days after the Optionee receives written notice from the Company specifying with reasonable particularity such occurrence: (1) the Optionee’s refusal or material failure to perform the Optionee’s job duties and responsibilities (other than by reason of the Optionee’s serious physical or mental illness, injury or medical condition); (2) the Optionee’s failure or refusal to comply in any material respect with material Company policies or lawful directives; (3) the Optionee’s material breach of any contract or agreement between the Optionee and the Company (including but not limited to any Employee Confidentiality and Assignment of Inventions Agreement or similar agreement between Optionee and the Company), or the Optionee’s material breach of any statutory duty, fiduciary duty or any other obligation that the Optionee owes to the Company; (4) the Optionee’s commission of an act of fraud, theft, embezzlement or other unlawful act against the Company or involving its property or assets or the Optionee’s engaging in unprofessional, unethical or other intentional acts that materially discredit the Company or are materially detrimental to the reputation, character or standing of the Company; or (5) the Optionee’s indictment or conviction or nolo contendre or guilty plea with respect to any felony or crime of moral turpitude. Following notice and cure as provided in the preceding sentence, upon any additional one-time occurrence of one or more of the events enumerated in that sentence, the Company may terminate the Optionee’s employment for Cause without notice and opportunity to cure. However, should the Company choose to offer the Optionee another opportunity to cure, it shall not be deemed a waiver of its rights under this provision. For purposes of this definition, the term “Company” shall include a Parent or any Subsidiary of the Company.

(iv) For purposes of this Agreement, “Good Reason” shall be deemed to exist only if the Company shall fail to correct within 30 days after receipt of written notice from the Optionee specifying in reasonable detail the reasons the Optionee believes one of the following events or conditions has occurred (provided such notice is delivered by the Optionee no later than 30 days after the initial existence of the occurrence): (1) a material diminution of the Optionee’s then current aggregate base salary and target bonus amount (other than reductions that also affect other similarly situated employees) without the Optionee’s prior written agreement; (2) the material diminution of the Optionee’s authority, duties or responsibilities as an employee of the Company without the Optionee’s prior written agreement (except that change in title or assignment to a new supervisor by itself shall not constitute Good Reason); or (3) the relocation of the Optionee’s position with the Company to a location that is greater than 50 miles from the Optionee’s current principal place of employment with the Company, and that is also further from the Optionee’s principal place of residence, without the Optionee’s prior written agreement, provided that in all events the termination of the Optionee’s service with the Company shall not be treated as a termination for “Good Reason” unless such termination occurs not more than six (6) months following the initial existence of the occurrence of the event or condition claimed to constitute “Good Reason.” For purposes of this definition, the term “Company” shall include a Parent or any Subsidiary of the Company.

(v) For purposes of this Agreement, “Affiliate” means, with respect to any individual or entity, any other individual or entity who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such individual or entity.

This Option shall not be subject to the acceleration of vesting provisions of Section 2.5 of the Amended and Restated Yahoo! Inc. Change in Control Severance Plan for Level I and Level II Employees.

10.	Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The designation of a beneficiary does not constitute a transfer. This Option may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

11.	Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

12.	No Additional Employment Rights. The Optionee understands and agrees that the vesting of Shares pursuant to the Vesting Schedule is earned only by continuing as an Employee or Consultant at the will of the Company (not through the act of being hired, being granted this Option or acquiring Shares under this Agreement). The Optionee further acknowledges and agrees that nothing in this Agreement, nor in the Plan which is incorporated in this Agreement by reference, shall confer upon the Optionee any right with respect to continuation as an Employee or Consultant with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

13.	Notice of Disqualifying Disposition of Incentive Stock Option Shares. If this Option is an Incentive Stock Option, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (a) the date two years after the Date of Grant, or (b) the date one year after transfer of such Shares to the Optionee upon exercise of the Incentive Stock Option, the Optionee shall notify the Company in writing within thirty (30) days after the date of any such disposition. The Optionee agrees that the Optionee may be subject to the tax withholding provisions of Section 14 below in connection with such sale or disposition of such Shares.

14.

Tax Withholding. The Optionee shall pay to the Company promptly upon request, and in any event at the time the Optionee recognizes taxable income in respect of the Option, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Option. Such payment may be made by any of, or a combination of, the following methods: (i) cash or check; (ii) out of the Optionee’s current compensation; (iii) surrender of other shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Optionee for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (b) have a Fair Market Value on the date of surrender equal to the amount required to be withheld; (iv) by electing to have the Company withhold from the Shares to be issued upon exercise of this Option that number of Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or (v) delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the amount required to be withheld; provided that the Administrator may from time to time limit the availability of any non-cash payment alternative. For these purposes, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

All elections by the Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

(i)	the election must be made on or prior to the applicable Tax Date;

(ii)	once made, the election shall be irrevocable as to the particular Shares of this Option as to which the election is made;

(iii)	all elections shall be subject to the consent or disapproval of the Administrator;

(iv)	if the Optionee is subject to Section 16 of the Exchange Act, the election must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

15	Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to both the Chief Financial Officer and the General Counsel of the Company at the principal office of the Company and, in the case of the Optionee, to the Optionee’s address appearing on the books of the Company or to the Optionee’s residence or to such other address as may be designated in writing by the Optionee. Notices may also be delivered to the Optionee, during his or her employment, through the Company’s inter-office or electronic mail systems.

16.	Bound by Plan. By signing this Agreement, the Optionee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

17.	Imposition of Other Requirements. If the Optionee relocates to another country after the Date of Grant, the Company reserves the right to impose other requirements on the

Optionee’s participation in the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18.	Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

19.	Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

20.	Entire Agreement. This Agreement, the Notice of Grant and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

21.	Governing Law. This Agreement and the rights of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

22.	Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

23.	Recoupment. Notwithstanding any other provision herein, any recoupment or “clawback” policies adopted by the Administrator and applicable to equity awards shall apply to the Option and any Shares that may be issued in respect of the Option to the extent the Administrator designates the policy as applicable to the Option at the time the policy is adopted.

24.	Signature. This Agreement shall be deemed executed by the Company and the Optionee upon execution by such parties (or upon the Optionee’s online acceptance) of the Notice of Grant.